Exhibit 99.1

Contact:

Jeffrey J. Carfora, SEVP and CFO

Peapack-Gladstone Financial Corporation

T: 908-719-4308

PEAPACK-GLADSTONE FINANCIAL CORPORATION

ANNOUNCES RIGHTS OFFERING

BEDMINSTER, N.J. – October 25, 2013 –Peapack-Gladstone Financial Corporation (NASDAQ Global Select Market:PGC) (the “Company”) announced today that it intends to conduct a rights offering to existing shareholders for the purchase of up to $35 million of its common stock. A record date of October 21, 2013 has been set for the planned rights offering.

Upon commencement of the planned rights offering, the Company will distribute non-transferable subscription rights to purchase shares of its common stock to each eligible holder of its common stock as of the close of business on October 21, 2013. The common stock will be issued pursuant to an effective shelf registration statement (File No. 333-188009) (including base prospectus) previously filed with the Securities and Exchange Commission (the “SEC”). A preliminary prospectus supplement relating to the offering of the common stock has also been filed with the SEC. No rights will be distributed until the final terms of the rights offering, including the subscription price and the expiration date for the rights, have been set forth in a final prospectus supplement that has been filed with the SEC and distributed to shareholders of the Company’s common stock as of the record date.

In connection with the rights offering, it is anticipated that the Company will enter into standby purchase agreements with certain investors with respect to any shares of common stock that are not purchased by the Company’s shareholders in the rights offering. The Company has retained Sandler O’Neill + Partners, L.P. to assist it in procuring standby purchasers.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the common stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offering of the common stock will be made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

ABOUT THE COMPANY

Peapack-Gladstone Financial Corporation is a bank holding company with total assets of $1.80 billion as of September 30, 2013. Established in 1921, Peapack-Gladstone Bank is a commercial bank that offers a full range of quality products and services to businesses, non-profits and consumers through its New Jersey locations, online access, a wealth management division, and its subsidiary, PGB Trust & Investments of Delaware. For additional information about Peapack-Gladstone Bank or to open an account online, visit www.pgbank.com or call 908-234-0700. Member FDIC. Equal Housing Lender.

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, investments, relationships, opportunities and market conditions. These statements may be identified by such forward-looking terminology as “expect”, “look”, “believe”, “anticipate”, “may”, or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to

•	inability to successfully grow our business and implement our strategic plan, including an inability to generate revenues to offset the increased personnel and other costs related to the strategic plan;
•	inability to manage our growth;
•	a continued or unexpected decline in the economy, in particular in our New Jersey and New York market areas;
•	declines in our net interest margin caused by the low interest rate and highly competitive market;
•	declines in value in our investment portfolio;
•	higher than expected increases in our allowance for loan losses;
•	higher than expected increases in loan losses or in the level of nonperforming loans;
•	unexpected changes in interest rates;
•	a continued or unexpected decline in real estate values within our market areas;
•	legislative and regulatory actions (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Basel III and related regulations) subject us to additional regulatory oversight which may result in increased compliance costs;
•	successful cyber attacks against our IT infrastructure and that of our IT providers;
•	higher than expected FDIC insurance premiums;
•	lack of liquidity to fund our various cash obligations;
•	reduction in our lower-cost funding sources;
•	our inability to adapt to technological changes;
•	claims and litigation pertaining to fiduciary responsibility, environmental laws and other matters; and
•	other unexpected material adverse changes in our operations or earnings.

A discussion of these and other factors that could affect our results is included in our SEC filings, including our Annual Report on form 10-K for the year ended December 31, 2012. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Corporation’s expectations.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.